Exhibit 19 under Form N-1A
                                                  Exhibit 24 under 601/Reg S-K

                               POWER OF ATTORNEY


       Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of MONEY MARKET TRUST and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE



/s/ John F. Donahue                 Chairman                September 11, 1995
John F. Donahue                      (Chief Executive Officer)



/s/ Glen R. Johnson                 President               September 11, 1995
Glen R. Johnson



/s/ David M. Taylor                 Treasurer               September 11, 1995
David M. Taylor                      (Principal Financial and
                                     Accounting Officer)

/s/ Thomas G. Bigley                                        September 11, 1995
Thomas G. Bigley



/s/ John T. Conroy, Jr.                                     September 11, 1995
John T. Conroy, Jr.


SIGNATURES                          TITLE                                 DATE



/s/ William J. Copeland                                     September 11, 1995
William J. Copeland



/s/ James E. Dowd                                           September 11, 1995
James E. Dowd



/s/ Lawrence D. Ellis, M.D.                                 September 11, 1995
Lawrence D. Ellis, M.D.



/s/ Edward L. Flaherty, Jr.                                 September 11, 1995
Edward L. Flaherty, Jr.



/s/ Peter E. Madden                                         September 11, 1995
Peter E. Madden



/s/ Gregor F. Meyer                                         September 11, 1995
Gregor F. Meyer



/s/ John E. Murray, Jr.                                     September 11, 1995
John E. Murray, Jr.



/s/ Wesley W. Posvar                                        September 11, 1995
Wesley W. Posvar



/s/ Marjorie P. Smuts                                       September 11, 1995
Marjorie P. Smuts


Sworn to and subscribed before me this 11th day of September, 1995

Marie M. Hamm
Notorial Seal
Marie M. Hamm, Notary Public
Plum Boro, Alleghany County
My Commission Expires Sept. 16, 1996
Member, Pennsylvania Association of Notaries